Exhibit 16.1

April 23, 2008

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Transcend Services, Inc.’s Form 8-K/A dated April 23, 2008 and are in agreement with the statements concerning our firm.

Yours truly,

/s/ Habif, Arogeti & Wynne, LLP

Exhibit 16.1 (continued)

April 23, 2008

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street N. E.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Transcend Services, Inc.’s Form 8-K/A dated April 23, 2008 and are in agreement with the statements concerning our firm.

Yours truly,

/s/ Miller Ray Houser & Stewart LLP